UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

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TOR Minerals International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TOR MINERALS
INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 11, 2012

The annual meeting of stockholders of TOR Minerals International, Inc., a Delaware corporation, will be held at the Omni Corpus Christi Bayfront Hotel, (Aransas Room, Third Floor), 707 N. Shoreline, Corpus Christi, Texas, on Friday, May 11, 2012, at 9:00 a.m., local time, for the following purposes:

1.     To elect eight (8) members to the Board of Directors.

2.     To consider and adopt an amendment to our 2000 Incentive Plan to increase the number of shares of our Common Stock available for issuance thereunder from 250,000 shares to 500,000 shares.

3.     To ratify the appointment by our Board of Directors of UHY LLP as our independent auditors for the fiscal year ending December 31, 2012.

4.     To transact such other business as may properly come before the meeting.

Our Board of Directors has established the close of business on March 30, 2012 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

BY ORDER OF OUR BOARD OF DIRECTORS

April 13, 2012	Barbara Russell, Corporate Secretary

YOUR VOTE IS IMPORTANT

Even if you plan to attend the meeting,
we urge you to mark, sign and date the
enclosed proxy and return it promptly
in the enclosed envelope.

TOR MINERALS INTERNATIONAL, INC. 722 Burleson Street Corpus Christi, Texas 78402

PROXY STATEMENT

This proxy statement and accompanying proxy are furnished by the Board of Directors of TOR Minerals International, Inc. ("TOR", "we", "us", "our", or "Company") in connection with the solicitation of proxies by our Board of Directors to be used at the 2012 Annual Meeting of stockholders of our Company ("Annual Meeting") to be held at 9:00 a.m. (local time) on May 11, 2012, at the Omni Corpus Christi Bayfront Hotel, (Aransas Room, Third Floor), 707 N. Shoreline, Corpus Christi, Texas, and at any adjournment thereof.  We intend to mail this proxy statement and enclosed proxy card on or about April 13, 2012 to stockholders entitled to vote at the Annual Meeting.

The complete mailing address, including ZIP Code, of our principal executive offices is 722 Burleson Street, Corpus Christi, Texas 78402.

 Our Company will bear the cost of soliciting the proxies.  In addition to being solicited by mail, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of our Company.  Our Company expects to reimburse brokers or other persons for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owner.

Any proxy may be revoked at any time prior to its exercise by written notice to the Secretary of our Company, by submission of another proxy having a later date or by voting in person at the meeting.  No notice of revocation or later dated proxy, however, will be effective until received by our Company at or prior to the Annual Meeting.  Properly executed proxies in the accompanying form, received in due time and not previously revoked, will be voted at the Annual Meeting or any adjournment thereof as specified therein by the person giving the proxy, but if no specification is made, the shares represented by the proxy will be voted in favor of the proposals shown thereon.

ATTENDANCE AT MEETING

All of our stockholders of record at the close of business on March 30, 2012 will be entitled to notice of and to vote at the Annual Meeting.  There were outstanding at the close of business on March 30, 2012, 2,407,143 shares of our common stock, par value $0.25 per share (the "Common Stock"), each of which is entitled to one vote per share in person or by proxy.  The Common Stock is the only class of capital stock outstanding and entitled to vote at the Annual Meeting.  The holders of a majority of the total shares of Common Stock issued and outstanding and entitled to vote at the meeting, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.  Abstentions and broker non-votes are each counted to determine the number of shares present at the meeting, and thus, are counted in establishing a quorum.  Broker non-votes will not be counted in determining the number of shares voted for or against the proposed matters, and therefore will not affect the outcome of the vote.  Abstentions on a particular item (other than the election of directors) will be counted as present and entitled to vote for purposes of any item on which the abstention is noted, thus having the effect of a "no" vote as to that proposal.  With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

The annual report to stockholders covering our fiscal year ended December 31, 2011, includes audited consolidated financial statements.  We have furnished the 2011 Annual Report on Form 10-K to all stockholders.  The 2011 Annual Report on Form 10-K does not form any part of the material for solicitation of proxies.

PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to those persons who, to our knowledge, owned or who may be deemed to have owned beneficially, in each case as of March 30, 2012, more than five percent of our Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Paulson Ranch, Ltd 3 Ocean Park Drive Corpus Christi, TX 78404	802,726	(2)	28.8%
The D and CH Trust c/o Hartman & Associates, Inc. 3345 Bee Cave Road, Suite 203 Austin, TX 78746	406,313	(3)	15.7%
The Douglas MacDonald Hartman Family Irrevocable Trust c/o Hartman & Associates, Inc. 3345 Bee Cave Road, Suite 203 Austin, TX 78746	406,580	(4)	15.7%
Mark A. Graber 56 Oakwell Farms Parkway San Antonio, TX 78218	421,588	(5)	15.6%
Thomson Horstmann & Bryant, Inc. 50 Merritt 7 Norwalk, CT 06851	174,500	(6)	7.3%

(1)       Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

(2)       Paulson Ranch Management, L.L.C., a Texas limited liability company, is the general partner of Paulson Ranch, Ltd.  The members of Paulson Ranch Management, L.L.C. are Bernard A. Paulson, Chairman of our Board of Directors, and his wife.  The principal business of Paulson Ranch, Ltd. is investment in securities. Paulson Ranch, Ltd. disclaims beneficial ownership of the 17,660 shares held directly by Mr. and Mrs. Paulson.  Mr. Paulson has sole voting power of over the aggregate 802,726 shares, which consists of (A) 400,406 shares held for the account of Paulson Ranch, Ltd.; (B) 188,680 shares issuable upon conversion of our 6% Subordinated Convertible Debentures due 2016 held for the account of Paulson Ranch Ltd.; (C) 188,680 shares issuable upon exercise of warrants that are exercisable at or within sixty days of March 30, 2012; (D) 17,660 shares held for Mr. and Mrs. Paulson's account; and (E) 7,300 shares issuable upon exercise of options that are exercisable at or within sixty days of March 30, 2012, held for Mr. Paulson's account.

(3)       David A. Hartman, a member of our Board of Directors, is Co-Trustee of The D and CH Trust.  The number of shares listed consists of (A) 210,000 shares held for the account of The D and CH Trust; (B) 94,340 shares issuable upon conversion of our 6% Subordinated Convertible Debentures due 2016 held for the account of The D and CH Trust; (C) 94,340 shares issuable upon exercise of warrants held for the account of The D and CH Trust which are exercisable at or within sixty days of March 30, 2012; (D) 500 shares held by Mr. Hartman; and (E) 7,133 shares issuable upon exercise of options that are exercisable at or within sixty days of March 30, 2012, held for David A. Hartman's account.  Claudette Hartman, Mr. Hartman's wife, is Co-Trustee of, and shares voting power over the shares held by, The D and CH Trust.

(4)       Douglas MacDonald Hartman, a member of our Board of Directors, is Trustee for The Douglas MacDonald Hartman Family Irrevocable Trust.  The number of shares listed consists of (A) 210,000 shares held for The Douglas MacDonald Hartman Family Irrevocable Trust account; (B) 94,340 shares issuable upon conversion of our 6% Subordinated Convertible Debentures due 2016 held for the account of The Douglas MacDonald Family Irrevocable Trust; (C) 94,340 shares issuable upon exercise of warrants held for the account of The Douglas MacDonald Hartman Family Irrevocable Trust account which are exercisable at or within sixty days of March 30, 2012; (D) 500 shares held by Mr. Douglas Hartman; and (E) 7,400 shares issuable upon exercise of options that are subject to stock options exercisable at or within sixty days of March 30, 2012, held for Douglas MacDonald Hartman's account.  Douglas MacDonald Hartman has sole voting power over the shares held by The Douglas MacDonald Hartman Family Irrevocable Trust.

(5)       According to information provided to the Company, the shares listed include (A) 2,000 shares owned by Mrs. Yolanda Graber, Mr. Graber's wife and on whose behalf Mr. Graber has voting control; (B) 32,700 shares owned by Mr. Graber; (C) 85,000 shares owned by X-L Investments, a Texas general partnership in which Mr. Graber is a partner and has voting control; (D) 94,340 shares issuable upon conversion of our 6% Subordinated Convertible Debentures due 2016 issued to X-L Investments; (E) 94,340 shares issuable upon exercise of warrants issued to X-L Investments which are exercisable at or within sixty days of March 30, 2012; (F) 56,604 shares issuable upon conversion of our 6% Subordinated Convertible Debentures due 2016 issued to Five Star Investments, a Texas general partnership over which Mr. Graber has voting control; and (G) 56,604 shares issuable upon exercise of warrants issued to Five Star Investments which are exercisable at or within sixty days of March 30, 2012.

(6)       According to information filed on Schedule 13G with the Securities and Exchange Commission on January 31, 2012, Thomson Horstmann & Bryant, Inc., a Delaware corporation, has sole voting power with respect to 150,600 shares and has the sole right to dispose of 174,500 shares.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our by-laws provide that our Board of Directors shall consist of not more than nine members.  The Board of Directors has set the number of directors at eight.  At the Annual Meeting, eight directors are to be elected, each to hold office until the 2013 annual meeting or until his or her successor is elected and qualified.  The persons named as proxies in the enclosed proxy card, who have been designated by our Board of Directors, unless otherwise instructed in such proxy, intend to vote the shares represented by the proxy in favor of the election of the nominees listed in the table below to our Board of Directors.  Our Board of Directors has proposed the nominees.  If any such nominee should become unavailable for election, the persons named as proxies intend to vote for such substitute nominee as may be proposed by our Board of Directors, unless otherwise instructed in such proxy.  No circumstances are now known, however, that would prevent any of the nominees from serving, and the nominees have agreed to serve if elected.  Directors are elected by a plurality of the votes present in person and represented by proxy and entitled to vote at a meeting at which a quorum is present.  If the stockholders approve this Proposal 1, then the nominees receiving the highest number of votes will be elected.

Nominees for Election to Serve Until 2013 Annual Meeting

The information appearing below with respect to the business experience during the past five years of each nominee for director, directorships held and age has been furnished by each director as of March 30, 2012.

Director Nominee	Age	Present Office(s) Held In Our Company	Since
Julie A. Ehmann	52	None	2009
David Hartman	74	None	2001
Douglas M. Hartman	44	None	2001
Olaf Karasch	55	President, Chief Executive Officer	2006
Thomas W. Pauken Esq.	68	None	1999
Bernard A. Paulson	83	Chairman of the Board	1992
Steven E. Paulson	48	None	2008
Tan Chin Yong, PhD.	47	None	2001

Julie Ann Ehmann, CPA, age 52, has served as a director of our Company since 2009.  Ms. Ehmann has been an accountant with Buckley and Associates since 1991 and was elected President of Buckley and Associates in 2008.  Ms. Ehmann has served as a director of Driscoll Children's Hospital Development Foundation in Corpus Christi, Texas since 2008.  She has also served as a director and treasurer of Texas A&M Foundation since 2008, Art Museum of South Texas since 2006, and American Diabetes Association of South Texas Council since 2006.

We believe Ms. Ehmann's qualifications to sit on the Board of Directors include her leadership experience, specifically her experience as a Certified Public Accountant, her experience in finance and her experience as a director of private organizations.

David A. Hartman, age 74, has served as a director of our Company since 2001.  Mr. Hartman has been chairman and chief executive officer of Hartman & Associates, Inc. since 1988.  Hartman & Associates, Inc. is an investment business operating in Austin, Texas.  Mr. Hartman also serves as a director of several foundations and private companies.  Mr. Hartman serves as Trustee for The D and CH Trust.  Mr. Hartman is the father of Douglas M. Hartman.

We believe Mr. Hartman's qualifications to sit on the Board of Directors include his leadership and management experience in several businesses, including the banking industry, and his experience as a director of both private and publicly-traded companies.

Douglas M. Hartman, MBA, age 44, has served as a director of our Company since 2001.  Mr. Hartman has served as president of Hartman & Associates, Inc., an investment business in Austin, Texas, since 1999, and as a director of The Software Revolution, Inc., a provider of automated legacy computer system modernization services, since 2001.  Mr. Hartman serves as Trustee for The Douglas MacDonald Hartman Family Irrevocable Trust.  Mr. Hartman is the son of David A. Hartman.

We believe Mr. Hartman's qualifications to sit on the Board of Directors include his leadership and management experience in several businesses, including financial services business, his over 10 years of experience analyzing financial statements and his experience as a director of publicly traded companies, including his prior service as the Company's Chairman of the Audit Committee.

Dr. Olaf Karasch, age 55, was appointed as our Executive Vice President, Operations, on September 4, 2002, and he was appointed President and Chief Executive Officer and elected as a director on July 1, 2006.  Dr. Karasch had served as Managing Director of our Company's wholly owned Netherlands subsidiary, TOR Processing and Trade, B.V. ("TP&T"), since joining our Company on May 16, 2001.  In January 1996, Dr. Karasch was managing director for Flohme Chrome Plating and Plasma Coating.  In 1997, he joined the Royal Begemann Group in the Netherlands, the predecessor of TP&T, until we purchased it in 2001.  Dr. Karasch received his Ph.D. in Mineralogy at Reinisch-Westfalische University in Aachen, Germany, where he specialized in submicronization (particle size reduction below one micron).

We believe Dr. Karasch's qualifications to sit on the Board of Directors include his extensive business experience in leading and managing businesses that have domestic and foreign operations, his entrepreneurial experience, as well as his direct knowledge of the mineral industry.

Thomas W. Pauken, Esq., age 68, has served as a director of our Company since 1999.  Mr. Pauken has been President of TWP, Inc., an investment company in Dallas, Texas, since 1991, and he has served as Managing Partner of Capital Partners, II, Ltd. Investments since 2000.  Mr. Pauken is also a director of Future Matrix, a privately held company.

We believe Mr. Pauken's qualifications to sit on the Board of Directors include his leadership experience, specifically his experience as an attorney, and his experience as a director of both private and publicly-traded companies.

Bernard A. Paulson, age 83, has served as a director of our Company since 1992.  Mr. Paulson has served as Chairman of the Board since May 2001.  Since 1996, Mr. Paulson has served as chairman of The Automation Group, LP ("TAG").  TAG became a wholly owned subsidiary of Emerson Electric in December 2007.  Mr. Paulson is the father of Steven E. Paulson.

We believe Mr. Paulson's qualifications to sit on the Board of Directors include his executive leadership and management experience in several businesses, his over 50 years experience as an engineer, and his experience as a director of both private and publicly-traded companies.

 Steven E. Paulson, age 48, has served as a director of our Company since 2008.  Mr. Paulson has served as President and a director of TAG since 1996.  TAG became a wholly owned subsidiary of Emerson Electric in December 2007.  Mr. Paulson is the son of Bernard A. Paulson.

We believe Mr. Paulson's qualifications to sit on the Board of Directors include his extensive business experience in leading and managing businesses, his experience as an engineer, his knowledge of the manufacturing industry, as well as his experience analyzing financial statements.

Tan Chin Yong, Ph.D., age 47, has served as a director of our Company, as well as our subsidiary company in Malaysia, TOR Minerals Malaysia Sdn. Bhd. ("TMM"), since 2001.  Dr. Tan has also served as Chief Executive Officer of Kaizen Holdings Sdn. Bhd. in Malaysia since 2008.

We believe Dr. Tan's qualifications to sit on the Board of Directors include his extensive business experience in leading and managing businesses that have foreign operations as well as his entrepreneurial experience.

Directors' Attendance and Independence

During the year ended December 31, 2011, there were four regularly scheduled meetings of our Board of Directors.  No incumbent director attended less than 75% of these meetings or 75% of meetings of the committees of our Board of Directors on which such director served.  Our Board of Directors has no formal policy regarding director attendance at the Annual Meeting; however, the 2011 annual meeting of stockholders was attended by all of our directors.

Our Board of Directors consists of a majority of independent directors as such term is defined in the Nasdaq Stock Market Marketplace Rules.  After consideration of the transactions described below under the heading "Certain Transactions," our Board of Directors has determined that, of our current nominees for director, Ms. Ehmann, Messrs. David Hartman, Douglas Hartman, Pauken, Bernard Paulson, Steven Paulson, and Dr. Tan are independent.

Board Leadership Structure

The roles of Chairman and Chief Executive Officer are separate positions within the Company.  Mr. Paulson serves as our Chairman and Dr. Karasch serves as our Chief Executive Officer.  We separate the roles of Chairman and Chief Executive Officer in recognition of the differences between the two roles.  The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and presides over meetings of the Board of Directors.

Risk Oversight

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of our risks.  The Board of Directors regularly receives reports from senior management on areas of material risk to our Company, including our credit, liquidity, operational and legal and regulatory risks.  Pursuant to its charter, the Audit Committee reviews our major financial risk exposures and the steps management has taken to monitor and control such exposures, and it also meets periodically with management to discuss policies with respect to risk assessment and risk management.  In addition, the Compensation and Incentive Plan Committee oversees the management of risks relating to our executive and non-executive compensation plans and arrangements, and the Executive Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest.  While each committee oversees certain risks and the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Directors' Compensation

The following table sets forth the amounts paid to our outside directors for their service as directors of our Company for the fiscal year ended December 31, 2011.  Employee directors receive no additional compensation for service on our Board of Directors or on committees of our Board of Directors.

Name	Fees Earned or Paid in Cash (1)	Option Awards (2)	Total
Julie A. Ehmann	$14,000	$5,380	$19,380
David Hartman	$10,500	$5,380	$15,880
Douglas M. Hartman	$12,500	$5,380	$17,880
Thomas W. Pauken Esq.	$12,500	$5,380	$17,880
Bernard A. Paulson	$13,000	$5,380	$18,380
Steven E. Paulson	$13,500	$5,380	$18,880
Tan Chin Yong, PhD.	$12,000	$5,380	$17,380

(1)    Non-employee members of our Board of Directors are compensated by our Company for board meetings attended in the amount of $1,000 per meeting and a quarterly retainer of $1,500, with the chairman receiving an additional $500 per quarter.  All directors are reimbursed for their reasonable travel expenses incurred in attending meetings of our Board of Directors or any committee of our Board of Directors or otherwise in connection with their service as a director.  Additionally, compensation of $500 is paid to the non-employee directors for each committee meeting attended and the audit committee chairman receives $1,000 for each quarterly committee meeting.

(2)    Our 2000 Incentive Plan (the "Plan") provides that each non-employee director of our Company will automatically be granted a non-qualified option for 500 shares of Common Stock under the Plan on the first business date after each annual meeting of stockholders of our Company.  In accordance with the Financial Accounting Standards Board, Accounting Standards Codification 718, Compensation - Stock Compensation ("FASB ASC Topic 718"), each option so granted to a non-employee director has an exercise price per share equal to the fair market value of the Common Stock on the date of grant of such option.  Each such option will be fully exercisable at the date of grant and will expire upon the tenth anniversary.

On May 17, 2011, Ms. Ehmann, Messrs. Hartman, Hartman, Pauken, Paulson, Paulson and Dr. Tan were each granted options to purchase 500 shares at the per share exercise price of $16.33, with the grant date fair value of $5,380, none of which were exercised during fiscal 2011.

Section 16(a) Beneficial Ownership Reporting Compliance

Officers, directors and greater than ten-percent stockholders are required by Securities and Exchange Commission (the "SEC") regulations to furnish us with copies of all Section 16(a) forms they file.  Based on our review of documents provided, all reports required to be filed by Section 16(a) during the fiscal year ended December 31, 2011, were timely filed.

Committees of Our Board

Our Board of Directors has three standing committees: an Audit Committee, Compensation and Incentive Plan Committee and an Executive Committee.

Audit Committee

The Audit Committee is composed of four outside directors and operates under a written charter adopted by our Board of Directors according to the rules and regulations of the SEC and the Nasdaq Stock Market Marketplace Rules.  A copy of the charter may be found on our website, www.torminerals.com.  The Audit Committee members are Ms. Ehmann, Chairman, Messrs. Douglas Hartman, Steven Paulson, and Dr. Tan Chin Yong, each of which our Board of Directors has determined qualify as independent as that term is defined under the applicable rules of the Nasdaq Stock Market and the SEC.  Our Board of Directors has reviewed the education, experience and other qualifications of each of the members of its Audit Committee.  After review, our Board of Directors has determined that Julie A. Ehmann, CPA, meets the SEC's definition of an "audit committee financial expert."  The Audit Committee met four times in 2011.

The Audit Committee is the communication link between our Board of Directors and our independent auditors.  In addition to recommending the appointment of the independent auditors to our Board of Directors, the Audit Committee reviews the scope of the audit, the accounting policies and reporting practices, internal control, compliance with our policies regarding business conduct and other matters as deemed appropriate.

The firm of UHY LLP ("UHY") acts as our principal independent registered public accounting firm.  UHY personnel work under the direct control of UHY partners and are leased from wholly-owned subsidiaries of UHY Advisors, Inc. in an alternative practice structure.

REPORT OF THE AUDIT COMMITTEE

 The following is the report of the Audit Committee with respect to our audited consolidated financial statements for the fiscal year ended December 31, 2011. The information contained in this report shall not be deemed to be "soliciting material" or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

Review with Management

The Audit Committee has reviewed and discussed with management and our independent auditors the audited consolidated financial statements of TOR Minerals International, Inc.  The committee reviewed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1.AU section 380) regarding their judgments as to the quality, not just the acceptability, of the accounting principles of TOR Minerals International, Inc. and such other matters as the committee and the auditors are required to discuss under auditing standards generally accepted in the United States.  Additionally, the committee discussed with the auditors their independence from TOR Minerals International, Inc., and our management, including the matters in the written disclosures and the letter provided by the independent auditors to the Audit Committee as required by the Public Company Accounting Oversight Board ("PCAOB"), and considered the compatibility of nonaudit services with the auditors' independence.

Review and Discussions with Independent Accountants

The Audit Committee held three regularly scheduled meetings with the independent auditors prior to the inclusion of the consolidated financial statements into the periodic filings and one special meeting during our Company's fiscal year ended December 31, 2011.

The Audit Committee has received the written disclosures and letter from UHY as required by the PCAOB, confirming their independence from us and our related entities within the meaning of the rules and regulations of the PCAOB and the Audit Committee has discussed with UHY their independence from us.

Based on the foregoing reviews and discussions, the committee recommended to our Board of Directors that the audited consolidated financial statements of TOR Minerals International, Inc. be included in our Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

Based on the review and discussions referred to above, and subject to ratification by the stockholders, the Audit Committee recommended to our Board of Directors that UHY LLP be reappointed as the independent auditors for the fiscal year ending December 31, 2012.

SUBMITTED BY THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS

JULIE A. EHMANN, DOUGLAS M. HARTMAN, STEVEN E. PAULSON & TAN CHIN YONG

EXECUTIVE COMPENSATION

Compensation and Incentive Plan Committee

The Compensation and Incentive Plan Committee currently consists of Messrs. David Hartman, Pauken (Chairman) and Steven E. Paulson, each of which our Board of Directors has determined qualify as independent, as that term is defined under the applicable rules of the Nasdaq Stock Market, and operates under a written charter adopted by our Board of Directors.  A copy of the charter may be found on our website at www.torminerals.com.  The Compensation and Incentive Plan Committee met three times in 2011.

The Compensation and Incentive Plan Committee formulates and presents to our Board of Directors recommendations as to the base salaries for all officers of our Company.  The Compensation and Incentive Plan Committee specifically reviews, approves, and establishes the compensation for our executive officers.  This committee is authorized to (1) select persons to receive awards under our Company's 2000 Incentive Plan; (2) determine the terms and provisions of the awards, if any, and the amount of the awards; (3) to review performance of persons selected for bonuses; and (4) otherwise administer our Company's 2000 Incentive Plan to the full extent provided in such Incentive Plan.  The Compensation and Incentive Plan Committee is not authorized to delegate its authority to other persons.

Overview

The Compensation and Incentive Plan Committee (the "Committee") is responsible for administering the executive compensation program for our Company.  The Committee is responsible for establishing appropriate compensation goals for the executive officers of our Company, evaluating the performance of such executive officers in meeting such goals and making recommendations to our Board of Directors with regard to executive compensation.  Our Company's compensation philosophy is to ensure that executive compensation be directly linked to continuous improvements in corporate performance, and achievement of specific operation, financial and strategic objectives.  None of the current members of our Compensation and Incentive Plan Committee has ever been an employee of ours or any of our subsidiaries.  Aside from Olaf Karasch, our Chief Executive Officer and President who is also a member of our Board of Directors, none of our executive officers serve as a member of our Board of Directors or compensation committee.  Dr. Karasch participates in compensation discussions concerning our executive officers excluding discussion pertaining to his compensation.

The Committee conducts a twice annual review of the compensation packages of our executive officers, taking into account factors which it considers relevant, such as our Company's financial performance and the performance of the executive officer under consideration.  The Committee does not engage in any benchmarking of total compensation or any material element of compensation against any specific companies or groups of companies.  The particular elements of our compensation programs for our executive officers are described below.  Neither we nor the Committee has engaged any consultants to provide advice regarding compensation matters.

In carrying out its duties to establish the executive compensation program, the Committee is guided by our Company's desire to achieve the following objectives:

•            attract and retain high-quality leadership;

•            provide competitive compensation opportunities that support our overall business strategy and objectives; and

•            effectively serve the interests of our stockholders.

These objectives are implemented by the Committee through its executive compensation program.  In 2011, the compensation program established by the Committee was comprised of the following three primary components:

•            base salary;

•            annual cash incentive payment; and

•            long-term equity based compensation awards.

The Committee has the flexibility to use these primary components, along with certain other benefits, in a manner that attempts to effectively implement its stated objectives with respect to the compensation arrangements for each of our executive officers.  Each of the primary components, and the certain other benefits, are discussed in more detail below.

Base Salary

Our executive officers' salaries are determined by evaluating their relative roles and responsibilities.  Individual salaries are reviewed annually and salary increases are based on our Company's overall performance and the executive's individual performance during the preceding year.  The Committee does not assign relative weights or importance to any specific measure of our financial performance.

The Committee considered our Company's financial performance and his performance in determining the base salary for 2011 for Dr. Olaf Karasch, our President and Chief Executive Officer.  Based on these factors, the Committee established Dr. Karasch's salary under his employment agreement as $362,394 in 2011 and $318,625 in 2010.  Mr. Schomp received a base salary of $176,628 in 2011 and $170,996 in 2010.  Mr. Lee received a base salary of $57,549 in 2011 and $119,280 in 2010.  Ms. Russell received a base salary of $107,640 in 2011 and $96,562 in 2010.

Annual Bonuses

The annual compensation of our executive officers consists of a base salary and discretionary bonus payments.  Our Board of Directors may issue bonuses to our executive officers based on the financial performance of our Company and the individual performance of the officer.  In February 2011, the Committee reviewed the 2010 fiscal year performance of our Company and approved bonuses be paid to our executive officers as follows:  Dr. Karasch received a bonus of $100,000; Mr. Schomp of $50,000; Mr. Lee of $28,663; and Ms. Russell of $10,000.  None of our executive officers received a bonus in 2010.

Stock Option Grants

Our 2000 Incentive Stock Plan (the "Plan"), intended to advance the interests of our Company by encouraging stock ownership on the part of key employees, was approved by the stockholders on May 5, 2000 and amended with stockholder approval on May 23, 2008 to increase the number of shares subject to the Plan to 250,000 shares.  The Plan is intended to provide our directors, executive officers and employees the opportunity to acquire a proprietary interest in the success of our Company by granting stock options to such directors, executive officers and employees.  Specifically, the plan is intended to advance the interests of our Company by:

•            enabling us to attract and retain the best available individuals for positions of substantial responsibility;

•            providing additional incentive to such persons by affording them an opportunity for equity participation in our business; and

•            rewarding our directors, executive officers and employees for their contributions to our business.

The Plan is administered by our Compensation and Incentive Plan Committee.  Both "Incentive Stock Options" and "Nonstatutory Options" may be granted under the Plan from time to time.  Incentive Stock Options are stock options intended to satisfy the requirements of Section 422 of the Internal Revenue Code.  Nonstatutory Options are stock options that do not satisfy the requirements of Section 422 of the Internal Revenue Code.

All options under the Plan are required to be at an exercise price of not less than 100% of the fair market value of the stock on the date of grant.  Each option expires not later than ten years from the date the option was granted.  Options are exercisable in installments as provided in individual stock option agreements.

Stock options are the primary source of long-term incentive compensation for our executive officers and directors.  Each of our executive officers and directors are eligible to participate in the Plan.

Stock option grants are made at the discretion of the Committee.  Each grant is designed to align the interests of the executive officer with those of our stockholders and provide each individual with a significant incentive to manage our Company from the perspective of an owner with an equity stake in the business.  Each grant allows the officer to acquire shares of Common Stock at a fixed price per share (which is required to be the market price on the grant date) over a specified period of time (up to ten years).  Shares underlying each option become exercisable in a series of installments over a vesting period, contingent upon the officer's continued employment with our Company.  Accordingly, the option will provide a return to the executive officer only if he or she remains employed by our Company during the vesting period, and then only if the market price of the shares appreciates over the option term.

The size of the option grant to each executive officer is set by the Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with our Company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term.  The Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual.  The relevant weight given to each of these factors varies from individual to individual.  Our Company does not have security ownership requirements or guidelines for its executive officers.

The following option grants were issued to our three executive officers on February 25, 2011 at a per share exercise price of $12.96:

Name	Number of Securities Underlying Option Award	Grant Date Fair Value (1) of Option Awards
Olaf Karasch	10,000	$86,700
Barbara Russell	2,500	$21,675
Mark J. Schomp	5,000	$43,350

(1) The grant date fair value was computed in accordance with the FASB ASC Topic 718.

Employment Agreement

As required by Netherlands law, our Netherlands subsidiary, TP&T, has entered into a Service Agreement (the "Service Agreement") with Dr. Olaf Karasch, pursuant to which he serves as the Managing Director of TP&T.  Dr. Karasch also serves as President and Chief Executive Officer of our Company.  The Service Agreement, dated May 11, 2001, provides that Dr. Karasch will be paid an annual gross salary of EURO 150,000, and an annual net salary, after taxes, of between EURO 94,000 and EURO 90,000. The Service Agreement is evergreen and has an initial term ending in March 2006, after which time either party can terminate the Service Agreement by giving the other party not less than six months written notice.  Notwithstanding the foregoing, Dr. Karasch can be terminated at any time by TP&T in certain instances where he has neglected his duties, materially breached the Service Agreement, or brought TP&T or himself into disrepute.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code ("Section 162(m)") generally disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year.  The limitation applies only to compensation that is not considered to be performance-based.  We generally intend to limit non-performance based compensation to our executive officers consistent with the terms of Section 162(m) so that compensation will not be subject to the $1 million deductibility limit.  Cash and other non-performance-based compensation paid to our executive officers for fiscal 2011 did not exceed the $1 million limit per officer.

Review of All Components of Executive Compensation

The Committee has reviewed all components of compensation for our Named Executive Officers (our "NEOs"), including salary, bonus, accumulated realized and unrealized stock option gains, and the dollar value to the NEO and cost to us of all perquisites and other personal benefits.  Our Chief Executive Officer assists the Committee in assessing and designing our Company's compensation program, and he attended all of the Committee's meetings held in 2011 but was not present during voting or deliberations of his compensation.  Except as described below, the Committee did not adopt any new compensations or programs or amend any existing compensation policies in 2011.

Based on this review, the Committee finds the total compensation for our NEOs in the aggregate to be reasonable and not excessive.  The Committee specifically considered that our Company does not maintain any employment contracts, with the exception of its employment agreement with Dr. Karasch, as described above under the section entitled "Employment Agreement," or change of control agreements with Dr. Karasch. It should be noted that when the Committee considers any component of total compensation of our NEOs, the aggregate amounts and mix of all the components, including accumulated (realized and unrealized) option gains are taken into consideration in the Committee's decisions.

Internal Pay Equity

The Committee believes that the relative difference between Chief Executive Officer compensation and the compensation of our Company's other executives is consistent with such differences found in our reference labor market.

Management - Executive Officers

Our Committee discusses the total compensation of our NEOs, a group that includes our Chief Executive Officer (CEO), Chief Financial Officer (CFO), and our other most highly compensated executive officers whose total compensation for our fiscal year ended December 31, 2011 exceeded $100,000, which included one other person.  Each of our NEOs is elected annually, and as of December 31, 2011, our NEOs were as follows:

Name	Age	Position	Since
Olaf Karasch	55	President and Chief Executive Officer	2006
Mark J. Schomp	52	Executive Vice President	2006
Lee Hee Chew	55	Vice President, Asian Operation	2002
Barbara Russell	59	Secretary, Treasurer and Chief Financial Officer	2008

Dr. Olaf Karasch, President and Chief Executive Officer - Dr. Olaf Karasch was appointed President and Chief Executive Officer by the Board on July 1, 2006.  Dr. Karasch resides in Germany and offices at our European operation, TP&T, located in Hattem, Netherlands.  Dr. Karasch had served as Executive Vice President, Operations, since September 4, 2002.  Dr. Karasch had served as Managing Director of TP&T since joining the Company on May 16, 2001.  In January 1996, Dr. Karasch was managing director for Flohme Chrome Plating and Plasma Coating.  In 1997, he joined the Royal Begemann Group in the Netherlands until its purchase by TOR in 2001.  Dr. Karasch received his Ph.D. in Mineralogy at Reinisch-Westfalische University in Aachen, Germany, where he specialized in submicronization (particle size reduction below one micron).

Mark Schomp, Executive Vice President - Mark Schomp was appointed Executive Vice President by the Board on July 1, 2006.  Mr. Schomp had served as Vice President, Sales and Marketing since September 4, 2002.  Mr. Schomp is a Chemical Engineer who spent 15 years in sales and sales management with Alusuisse-Lonza, a large European manufacturer of aluminum, specialty aluminas, and other products.  He has wide experience in selling pigments and fillers for plastics and coatings applications.  Mr. Schomp joined the Company's sales department in 2001.

Lee Hee Chew, Vice President, Asian Operations - Lee Hee Chew was appointed Vice President, Asian Operations, by the Board of Directors on December 5, 2002.  Mr. Lee, a Chemical Engineer, joined TOR in 1994 as General Manager and served as the Managing Director of our Asian operation, TMM, since 1998.  Mr. Lee retired on February 28, 2011.

Barbara Russell, Secretary, Treasurer and Chief Financial Officer - Barbara Russell was appointed Chief Financial Officer on February 12, 2010 and Secretary and Treasurer on May 23, 2008.  Ms. Russell has served as the Company's Controller since 1999 and as the Acting Chief Financial Officer since May of 2008.  Prior to joining the Company in 1997, she was Chief Executive Officer of the South Texas Lighthouse for the Blind.

No executive officer of the Company has any family relationship with any other director or executive officer of the Company.

Summary Compensation Table for 2011 and 2010

The following table sets forth information concerning the compensation of our NEOs for the fiscal years ended December 31, 2011 and 2010.

Name and Principal Position	Year	Salary	Bonus	Option Awards (1)	All Other Compensation		Total
Olaf Karasch President and	2011	$362,394	$100,000	$14,450	$21,582	(2)	$498,426
Chief Executive Officer	2010	$318,265	$-	$14,061	$19,593	(2)	$351,919
Lee Hee Chew Vice President,	2011	$57,549	$28,663	$-	$-		$86,212
Asian Operation	2010	$119,280	$-	$4,990	$1,646	(3)	$125,916
Barbara Russell Chief Financial Officer	2011	$107,640	$10,000	$3,612	$212	(4)	$121,464
Treasurer and Secretary	2010	$96,562	$-	$3,954	$235	(4)	$100,751
Mark J. Schomp Executive Vice President, Marketing and Sales	2011	$176,628	$50,000	$7,225	$6,240	(5)	$240,093
Marketing and Sales	2010	$170,996	$-	$7,880	$6,317	(5)	$185,193

(1)   The fair value per option at the date of grant, computed in accordance with FASB ASC Topic 718, was valued using the Black-Scholes option-pricing model with the following weighted average assumptions:

	Twelve Months Ended December 31,
	2011	2010
Risk-free interest rate	2.78%	1.20%
Expected dividend yield	0.00%	0.00%
Expected volatility	0.68	0.79
Expected term (in years)	5.00	3.00

The risk free interest rate is based on the Treasury Constant Maturity Rate as quoted by the Federal Reserve at the time of the grant for a term equivalent to the expected term of the grant.  The estimated volatility is based on the historical volatility of our stock and other factors.  The expected term of options represents the period of time the options are expected to be outstanding from grant date.

(2)       Consists of Dr. Karasch's Netherlands insurance policy and taxes.

(3)       Consists of automobile and mobile telephone expense.

(4)       Consists solely of term life insurance premiums.

(5)       Consists of car allowance and term life insurance premiums.

Outstanding Equity Awards at Fiscal Year-End for 2011

The following table sets forth information concerning unexercised options and stock that have not vested for each of our executive officers named in the Summary Compensation Table that is outstanding as of December 31, 2011.

	Option Awards
	Number of Securities Underlying Unexercised Options				Option Exercise Price	Option Expiration Date
Name	(#) Exercisable		(#) Unexercisable
Olaf Karasch	17,700	(1)			$11.05	5/22/2013
	10,000	(2)			$10.25	7/16/2016
	15,000	(2)			$10.50	11/18/2017
			10,000	(4)		2/25/2021
Barbara Russell	400	(2)			$11.05	5/22/2013
	1,019	(3)			$7.50	6/18/2020
			2,500	(4)		2/25/2021
Mark J. Schomp	20,000	(1)			$11.05	5/22/2013
	5,000	(2)			$10.25	7/16/2016
	1,000	(2)			$2.90	8/21/2019
	2,031	(3)			$7.50	6/18/2020
			5,000	(4)		2/25/2021

(1)       The final tranche of the option grants vested on January 1, 2007.

(2)       As the result of a change in ownership, as defined in the Plan, all unvested options were immediately vested on November 30, 2009.

(3)       The options were immediately vested at date of grant.

(4)       The options vest in five annual equal increments on each February 25, 2012, 2013, 2014, 2015 and 2016.

Executive Committee

We established an Executive Committee in September 2002 to advise the president and chief executive officer in matters of debt financing, contract negotiations and other situations that may arise.  The committee met two times in the fiscal year ended December 31, 2011.  Members of the Executive Committee include Ms. Julie Ehmann and Messrs. Douglas Hartman, Olaf Karasch, Bernard Paulson (chairman) and Thomas Pauken.

Nomination of Directors

We do not have a standing nominating committee or a committee performing similar functions.  Our Board of Directors believes that it is appropriate for us not to have such a committee because director nominees have historically been selected by our Board of Directors, seven members of which are considered independent. The independent directors are Ms. Julie Ehmann, Messrs. Bernard Paulson, David Hartman, Douglas Hartman, Thomas Pauken, Steven Paulson and Dr. Tan Chin Yong.  In accordance with the Nasdaq Stock Market Marketplace Rules, a majority of our independent directors recommend director nominees for the board's selection.  Because we do not maintain a standing nominating committee, there is no written nominating committee charter; however, we have adopted the nomination policy described in this section by board resolution.  All of this year's nominees for director are current directors standing for re-election.  We did not pay any fee to any third party to identify or evaluate potential nominees.

Our Board of Directors has no minimum qualifications that nominees must meet in order to be considered.  In the fulfillment of their responsibilities to identify and recommend to our Board of Directors individuals qualified to become board members, the independent directors will take into account all factors they consider appropriate, which may include experience, accomplishments, education, understanding of the business and the industry in which it operates, specific skills, general business acumen and the highest personal and professional integrity.  Generally, the independent directors will first consider current board members because they meet the criteria listed above and possess an in depth knowledge of our Company, its history, strengths, weaknesses, goals and objectives.  This level of knowledge has proven very valuable to our Company.  All current nominees to our board were approved by a majority or all of our independent directors.  Our Board of Directors has no formal policy with regard to the consideration of diversity in identifying director nominees, but the Board of Directors believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.  Nominees are not discriminated against on the basis of race, religion, nation origin, sexual orientation, disability or any other basis proscribed by law.

The independent directors will consider stockholder recommendations for candidates to serve on our Board of Directors, and will evaluate such candidates in the same manner they evaluate nominees recommended by the independent directors.  In order to provide the independent directors time to evaluate candidates prior to submission to our stockholders for vote at the Annual Meeting, stockholders desiring to recommend a candidate must submit a recommendation to the Secretary of the Company at our corporate office by February 1, 2013.  The recommendation must contain the following: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of our Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by a majority of independent directors; and (v) the consent of each nominee to serve as a director of our Company, if so elected.

Principal Accountant Fees and Services Audit Fees

Fees incurred by us for audit services provided to us by UHY LLP ("UHY") for the years ended December 31, 2011 and 2010 were approximately $180,500 and $188,377, respectively.  The audit fees consist primarily of fees for professional services rendered for the audit of our annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports.

Audit-Related Fees

For the years ended December 31, 2011 and 2010, we incurred audit related fees of approximately $2,918 and $8,360, respectively, for services provided by UHY.  Audit related fees consist of technical accounting and financial reporting consultations and research work necessary to comply with accounting principles generally accepted in the United States of America.

Tax Fees

We incurred tax related fees of approximately $24,928 and $20,804 for services provided by UHY Advisors TX, LP for the years ended December 31, 2011 and 2010, respectively.  Tax fees include professional services provided for tax compliance, tax advice, tax planning and tax audits.

All Other Fees

There were no other fees.

Pre-Approval Policy

On March 5, 2005, the Audit Committee pre-approved the rendering of audit related and non-audit services not prohibited by law to be performed by our independent auditors with fees for such services approved up to aggregate maximum of $25,000.  The term of the pre-approval is 12 months.  The Audit Committee updated and approved the current pre-approval policy on February 25, 2012.  The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve a service not included in the general pre-approval and any proposed services exceeding pre-approved cost levels or budgeted amounts, provided that the Chairman shall report any decisions to pre-approve such audit related or non-audit services and fees to the full Audit Committee at its next regular meeting.

A representative of UHY Advisors will not be attending the Annual Meeting.

Stockholder Communication with Our Board of Directors

Our Board of Directors has adopted a formal policy by which our stockholders may communicate with members of our Board of Directors by mail addressed to an individual member of the board, to the full board, or to a particular committee of the board, at the following address: c/o Corporate Secretary, TOR Minerals, Inc. 722 Burleson Street, Corpus Christi, Texas 78402.  Any such communication must contain:

•         a representation that the stockholder is a holder of record of our capital stock;

•         the name and address, as they appear on our books, of the stockholder sending such communication; and

•         the class and number of shares of our capital stock that are beneficially owned by such stockholder.

The Corporate Secretary will forward such communications to our Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take the appropriate legal action regarding such communication. The foregoing information is also available on our website at www.torminerals.com.

Code of Ethics

We have adopted a Code of Ethics and Business Conduct that applies to all of our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. The Code of Ethics and Business Conduct may be found on our website at www.torminerals.com.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR

Security Ownership of Management

The following table sets forth the number of shares of Common Stock beneficially owned by each director and nominee for director and each named executive officers, and all directors and the named executive officer as a group, as of March 30, 2012.

	Amount of Common Stock Beneficially Owned(2)		Percent of Class * (1)
Julie Ehmann	2,540	(3)	*
David A. Hartman	406,313	(4)	15.7%
Douglas M. Hartman	406,580	(5)	15.7%
Olaf Karasch	58,324	(6)	2.4%
Thomas W. Pauken	73,644	(7)	3.0%
Bernard A. Paulson	802,726	(8)	28.8%
Steven E. Paulson	2,767	(9)	*
Barbara Russell	3,979	(10)	*
Mark J. Schomp	46,451	(11)	1.9%
Tan Chin Yong	91,646	(12)	3.8%
All directors and three executive officers as a group (10) persons	1,894,970	(13)	57.2%

*      Indicates ownership of less than 1% of our Common Stock

(1)       Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

(2)       Unless otherwise indicated, each person has sole voting and investment power over the shares indicated and their address is 722 Burleson Street, Corpus Christi, Texas 78402.

(3)       Consists of (A) 2,040 shares held directly by Ms. Ehmann and (B) 500 shares issuable upon exercise of options that are exercisable at or within sixty days of March 30, 2012.

(4)   Consists of (A) 210,000 shares held for the account of The D and CH Trust; (B) 94,340 shares issuable upon conversion of our 6% Subordinated Convertible Debentures due 2016 held for the account of The D and CH Trust; (C) 94,340 shares issuable upon exercise of warrants held for the account of The D and CH Trust which are exercisable at or within sixty days of March 30, 2012; (D) 500 shares held by Mr. Hartman; and (E) 7,133 shares issuable upon exercise of options that are exercisable at or within sixty days of March 30, 2012, held for David A. Hartman's account.  Claudette Hartman, Mr. Hartman's wife, is Co-Trustee of, and shares voting power over the shares held by, The D and CH Trust.

(5)   Consists of (A) 210,000 shares held for The Douglas MacDonald Hartman Family Irrevocable Trust account; (B) 94,340 shares issuable upon conversion of our 6% Subordinated Convertible Debentures due 2016 held for the account of The Douglas MacDonald Family Irrevocable Trust; (C) 94,340 shares issuable upon exercise of warrants held for the account of The Douglas MacDonald Hartman Family Irrevocable Trust account which are exercisable at or within sixty days of March 30, 2012; (D) 500 shares held by Mr. Douglas Hartman; and (E) 7,400 shares issuable upon exercise of options that are subject to stock options exercisable at or within sixty days of March 30, 2012, held for Douglas MacDonald Hartman's account.  Douglas MacDonald Hartman has sole voting power over the shares held by The Douglas MacDonald Hartman Family Irrevocable Trust.

(6)   Consists of (A) 16,500 shares held by Dr. Karasch and (B) 41,824 shares issuable upon exercise of options that are exercisable at or within sixty days of March 30, 2012.

(7)    Consists of (A) 7,267 shares issuable upon exercise of options that are exercisable at or within sixty days of March 30, 2012; (B) 18,463 shares held by Mr. Pauken; (C) 1,440 shares held by Mr. Pauken's spouse, of which Mr. Pauken disclaims beneficial ownership; (D) 8,738 shares held by TWP Inc., of which Mr. Pauken is president and has sole voting power; (E) 9,434 shares issuable upon conversion of our 6% Subordinated Convertible Debentures due 2016 held by Mr. Pauken; (F) 9,434 shares issuable upon conversion of our 6% Subordinated Convertible Debentures due 2016 held by Mr. Pauken's spouse, of which Mr. Pauken disclaims beneficial ownership; (G) 9,434 shares issuable upon exercise of warrants exercisable at or within sixty days of  March 30, 2012 held by Mr. Pauken; and (H) 9,434 shares issuable upon exercise of warrants exercisable at or within sixty days of March 30, 2012 held by Mr. Pauken's spouse.

(8)    Consists of (A) 400,406 shares held for the account of Paulson Ranch, Ltd.; (B) 188,680 shares issuable upon conversion of our 6% Subordinated Convertible Debentures due 2016 held for the account of Paulson Ranch Ltd.; (C) 188,680 shares issuable upon exercise of warrants that are exercisable at or within sixty days of March 30, 2012; (D) 17,660 shares held for Mr. and Mrs. Paulson's account; and (E) 7,300 shares issuable upon exercise of options that are exercisable at or within sixty days of March 30, 2012, held for Mr. Paulson's account.

(9)       Consists of 2,767 shares issuable upon exercise of options that are exercisable at or within sixty days of March 30, 2012, held for Mr. Steven Paulson's account.  Mr. Steven Paulson has a 12.8% ownership interest in Paulson Ranch, Ltd.; however, he disclaims all beneficial ownership of the shares held by Paulson Ranch, Ltd., as Paulson Ranch, L.L.C., the general partner of Paulson Ranch, Ltd. possesses sole voting and dispositive power with respect to these shares.

(10)  Consists of (A) 3,919 shares issuable upon exercise of options that are exercisable at or within sixty days of March 30, 2012 and (B) 60 shares held by Ms. Russell.

(11)  Includes (A) 800 shares held by Mr. Schomp's associates, of which Mr. Schomp disclaims beneficial ownership; (B) 12,620 shares owned by Mr. Schomp; and (C) 33,031 shares issuable upon exercise of options that are exercisable at or within sixty days of March 30, 2012.

(12) Consists of (A) 84,446 shares held directly by Dr. Tan and (B) 7,200 shares issuable upon exercise of options that are subject to stock options exercisable at or within sixty days of March 30, 2012.

(13)  Includes (A) 514,569 shares which the directors and named executive officers as a group have the right to acquire pursuant to stock options and warrants at or within sixty days of March 30, 2012; and (B) 396,228 shares issuable upon conversion of our 6% Subordinated Convertible Debentures due 2016.

PROPOSAL TWO

APPROVAL OF THIRD AMENDMENT TO
THE 2000 INCENTIVE STOCK OPTION PLAN

Background

 In May 2000 our stockholders approved the adoption of the TOR Minerals International, Inc. Incentive Stock Option Plan ("Plan").  The Plan authorized 750,000 shares, which was adjusted to 150,000 shares in our 1 for 5 reverse stock split effective February 18, 2010, issuable upon exercise of the stock options granted pursuant to the Plan.

On May 14, 2004, the stockholders approved an amendment to the Plan to increase the shares included in the Plan by 60,000 shares, to 210,000 shares.  On May 23, 2008 the stockholders approved an amendment to the plan to increase the shares included in the Plan by 40,000 shares, to 250,000 shares.  On February 24, 2012, subject to stockholder approval, the Company's Board of Directors approved amending the Plan to increase the shares included in the Plan by 250,000 shares, to 500,000 shares. At the meeting, stockholders will be asked to approve the third amendment (the "Third Amendment") to the 2000 Incentive Stock Option Plan reflecting this latest amendment approved by the Board.  A copy of the Third Amendment is attached hereto as Exhibit A.

The following description sets forth the material terms of the Plan, as amended. It does not purport to be complete and is qualified in its entirety by reference to the provisions of the Plan.

Proposed Amended Plan

At this time, stockholders are being asked to approve the Third Amendment which authorizes an additional two hundred fifty thousand (250,000) shares for issuance in connection with future awards made to eligible participants under the Plan. The Company believes additional shares are required to maintain the ability to provide incentives with the appropriate mix of stock options, salary compensation and other benefits. For information regarding shares currently available for issuance under the Plan, as amended by the Third Amendment, if approved, please see Shares Available for Future Awards and Awards Outstanding below. The Third Amendment also extends the period during which awards may be made under the Plan to 2022. The Third Amendment does not affect the nature or amount of awards made under the Plan or alter the provisions relating to performance goals and performance-based awards. All other Plan terms and conditions will remain unchanged.

Purpose

The Plan is intended to promote the success of the Company by providing incentives to employees and directors of the Company that will link their personal interests to the financial success of the Company with growth in stockholder value. The Plan is designed to provide flexibility to the Company in its ability to attract and retain the services of employees and directors upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

Plan Highlights

The Plan enables the Company to maintain strict corporate governance practices in granting equity to employees that the Company believes are consistent with the interests of stockholders.  To this end, there is a limit on shares authorized for future awards. The Third Amendment authorizes an additional 250,000 shares available for grant, bringing the total number of shares available for future awards under the Plan from 250,000 to 500,000 shares, which represents approximately 21% of the Company's issued and outstanding shares of common stock as of February 24, 2012, the date the Board approved the increase in available shares, subject to stockholder approval.

Administration

The Compensation Committee of the Board of Directors will continue to administer the Plan. Under the Plan, the Compensation Committee has broad discretion and authority to, among other things, select the officers and employees to whom awards may be granted, to determine the terms, conditions, form and amount of the awards, to establish, where deemed applicable, performance goals with respect to awards and to measure and certify the achievement thereof, and to establish guidelines and procedures relating to awards. The Compensation Committee has full power to administer and interpret the Plan and to adopt or establish, and to modify or waive, rules, regulations, agreements, guidelines, procedures and instruments which it deems necessary or advisable for the administration and operation of the Plan. The Compensation Committee may delegate its authority to the Chief Executive Officer or to other officers, provided that such delegation will not extend to action with respect to awards made to "covered employees," as defined in Code Section 162(m), or to "officers" for purposes of Rule 16b-3 under the Exchange Act.

Eligibility

Any officer, employee, or director of the Company is eligible to receive an award under the Plan. As of February 24, 2012 there were approximately 150 employees and 7 independent directors of the Company. The selection of participants and the nature and size of the awards is subject to the discretion of the Compensation Committee.

Shares Available for Future Awards

The Third Amendment increases the number of shares available for issuance under the Plan by 250,000. As of February 24, 2012, a total of 9,658 shares remained available for grant under the Plan. Therefore, if the Third Amendment is approved, a total of approximately 259,658 shares will be available for grant under the Plan.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE YEAR ENDING DECEMBER 31, 2012

Upon the recommendation of the Audit Committee, our Board of Directors has approved the retention of UHY LLP, certified public accountants, to serve as independent auditors of our Company for the year ending December 31, 2012.  Although stockholder ratification is not required for the selection of UHY LLP, and although such ratification will not obligate us to continue the services of such firm, our Board of Directors is submitting the selection for ratification with a view towards soliciting the stockholders' opinion thereof, which may be taken into consideration in future deliberations.  The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting will constitute ratification.  If the appointment is not ratified, our Board of Directors must then determine whether to appoint other auditors before the end of the current fiscal year.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF UHY LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2011 FISCAL YEAR

SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS

Pursuant to various rules promulgated by the SEC, a stockholder that seeks to include a proposal in our Company's proxy statement and form of proxy card for our 2013 Annual Meeting of our stockholders must timely submit such proposal in accordance with SEC Rule 14a-8 to our Company, addressed to Corporate Secretary, 722 Burleson Street, Corpus Christi, Texas 78402 no later than December 13, 2012.  Any stockholder proposal that is not submitted for inclusion in our proxy statement but is instead sought to be presented at the 2013 Annual Meeting must be delivered to or mailed and received by the Secretary at our principal executive office no later than February 1, 2013.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the 2012 Annual Meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

With respect to business to be brought before the 2012 Annual Meeting, we have not received any notices from stockholders that we are required to include in this proxy statement.

EXHIBIT "A"

 THIRD AMENDMENT
TO THE 2000 INCENTIVE PLAN OF
TOR MINERALS INTERNATIONAL, INC

                This Third Amendment to the 2000 Incentive Plan of TOR Minerals International, Inc. (the "Third Amendment") is executed and delivered as of the 11th day of May, 2012 by TOR Minerals International, Inc., a Delaware corporation (the "Company").

RECITALS:

A.            The Company previously has adopted the 2000 Incentive Plan (the "Plan") which has been approved and adopted by the stockholders of the Company as of February 21, 2000.

B.            The Board of Directors of the Company has adopted the First Amendment to the Plan at a meeting of the Board of Directors duly convened and held on April 6, 2004, for the purpose of increasing the maximum number of shares available for stock options under the Plan from 150,000 to 210,000 (the "First Amendment").

C.            The Company's stockholders approved and adopted the First Amendment on May 14, 2004.

D.            The Board of Directors of the Company has adopted the Second Amendment to the Plan at a meeting of the Board of Directors duly convened and held on February 22, 2008, for the purpose of increasing the maximum number of shares available for stock options under the Plan from 210,000 to 250,000 (the "Second Amendment").

E.            The Company's stockholders approved and adopted the Second Amendment on May 23, 2008.

F.             The Board of Directors of the Company has adopted the Third Amendment to the Plan at a meeting of the Board of Directors duly convened and held on February 24, 2012, for the purpose of increasing the maximum number of shares available for stock options under the Plan from 250,000 to 500,000.

G.            The Company's stockholders approved and adopted the Third Amendment on May 11, 2012.

AGREEMENTS:

NOW THEREFORE, the Plan here is amended as follows:

1.             Increase in Number of Authorized Shares.     Section 3(a) of the Plan is hereby amended by revising the first sentence to read as follows:

                "500,000 shares shall automatically, and without further action, become Available Shares."

2.             Effective Date.  The Plan, as amended, shall be effective as of May 11, 2012.

3.             Expiration date of the Plan. The Plan, as amended, shall be effective as of its Effective Date, and shall terminate on the tenth anniversary of such Effective Date.

4.             Defined Terms: Effect Upon Amended Plan.  All initially capitalized terms used without definition herein shall have the meanings set forth therefore in the Plan.  Except as expressly amended hereby, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this Third Amendment is executed and delivered as of the date first above written.

TOR MINERALS INTERNATIONAL, INC.

BY:
NAME:	Barbara Russell
TITLE:	Corporate Secretary